Exhibit 99.1

NRG Yield, Inc. Reports First Quarter 2017 Financial Results,
Completes Drop Down Acquisition from NRG, Updates 2017 Financial Guidance, and Raises Second Quarter Dividend by 3.8%

•	Closed March drop down acquisition of 311 net MWs of utility-scale solar from NRG Energy, Inc. (NYSE: NRG)

•	Updating 2017 Guidance following the close of the March drop down acquisition

•	Received offer from NRG for the remaining 25% interest in NRG Wind TE Holdco

•	Announcing 3.8% quarterly dividend increase to $0.27 per share in the second quarter 2017

PRINCETON, NJ — May 2, 2017 — NRG Yield, Inc. (NYSE: NYLD, NYLD.A) today reported first quarter 2017 financial results including a Net Loss of $1 million, Adjusted EBITDA of $184 million, Cash from Operating Activities of $61 million, and Cash Available for Distribution (CAFD) of $0.

"The Company continues to execute on its growth strategy with the closing of the most recent drop down from NRG and the expansion of the ROFO pipeline with the Buckthorn Solar and Hawaii Solar assets," said Christopher Sotos, NRG Yield's President and Chief Executive Officer. "The Company has begun the diligence process for the next drop down offer from NRG, the remaining 25% interest in NRG Wind TE Holdco, to continue its growth trajectory."

Overview of Financial and Operating Results

Segment Results

Table 1: Net (Loss)/Income1

($ millions)	Three Months Ended
Segment	3/31/17	3/31/16
Conventional	20	28
Renewables	(2)	(12)
Thermal	6	8
Corporate	(25)	(22)
Net (Loss)/ Income	(1)	2

1 In accordance with GAAP, 2016 results have been recast to include the California Valley Solar Ranch (CVSR) Drop Down Asset and the March 2017 Drop Down Assets as if the combinations had been in effect from the beginning of the financial statement period

Table 2: Adjusted EBITDA2

($ millions)	Three Months Ended
Segment	3/31/17	3/31/16
Conventional	62	70
Renewables	111	115
Thermal	15	16
Corporate	(4)	(3)
Adjusted EBITDA	184	198

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended
($ millions)	3/31/17	3/31/16
Cash from Operating Activities	61	89
Cash Available for Distribution (CAFD)	0	45

For the first quarter of 2017, NRG Yield reported net loss of $1 million, Adjusted EBITDA of $184 million, Cash from Operating Activities of $61 million, and CAFD of $0. First quarter net loss and Adjusted EBITDA results in the Conventional segment were lower than 2016 primarily due to the forced outage on Units 5 and 6 at the El Segundo Energy Center. Results in the Renewables segment were lower than 2016 due to lower solar and wind resource primarily in California, which led to decreased production which was partially offset by the acquisition of the Utah utility scale solar assets. CAFD results were lower than 2016 due to the Adjusted EBITDA impacts referenced above and additional debt service from various project level financing arrangements and corporate debt raised during 2016 which in part provided excess capital for growth investments in 2017. This was partially offset by the timing of maintenance capital expenditures from the first quarter of 2017 being shifted to later in the year.

Operational Performance

Table 4: Selected Operating Results

(MWh and MWht in thousands)	Three Months Ended
	3/31/17	3/31/16
Equivalent Availability Factor (Conventional)	83.7%	86.8%
Renewables Generation Sold (MWh)	1,662	1,778
Thermal Generation Sold (MWht)[3]	578	593

In the first quarter of 2017, primarily due to the outage at El Segundo, the Conventional segment experienced lower equivalent availability than the first quarter of 2016. Additionally, generation in the Renewables segment was below expectations and 7% lower than the first quarter of 2016 due to reduced solar and wind resources primarily in California, with similar conditions extending into April.

As previously disclosed, after an extended outage that began in January, both Units 5 and 6 at the El Segundo Energy Center returned to service on February 24, 2017, with an original estimated financial impact of approximately $12 million in 2017 prior to recovery of warranty or insurance coverage. During the first quarter of 2017, the Company reached an agreement in principle with the original equipment manufacturer on a warranty claim and expects its financial exposure to now be limited to approximately $5 million.

On April 18, 2017, Unit 1 at Walnut Creek went into forced outage due to a mechanical failure of a high pressure turbine compressor part that caused downstream damage in the Unit. Unit 1 returned to service on April 30, 2017. The estimated financial impact is approximately $8 million before the recovery of insurance proceeds, a significant portion of which the Company believes is recoverable by year end.

2 In accordance with GAAP, 2016 results have been recast to include the CVSR Drop Down Asset and the March 2017 Drop Down Assets as if the combinations had been in effect from the beginning of the financial statement period
3 Also includes Thermal MWh sold

Liquidity and Capital Resources

Table 5: Liquidity4

($ millions)	3/31/17	12/31/16
Cash and Cash Equivalents	213	322
Restricted Cash	106	165
Total Cash	319	487
Revolver Availability	431	435
Total Liquidity	750	922

Total liquidity as of March 31, 2017 was $750 million, a decrease of $172 million from December 31, 2016. This reflects a decrease in total cash of $168 million5 which factored in the use of $131 million for the drop down acquisition completed on March 27, 2017 and dividend payments made during the first quarter.

Potential future sources of liquidity include the $150 million at-the-market (ATM) program, of which $143 million remains available at the end of March 2017. During March 2017, the Company issued 424,027 shares of Class C common stock under the ATM program raising proceeds of approximately $7 million.

Growth Investments

Closed the March 2017 Drop Down Assets Transaction with NRG Energy

On March 27, 2017, the Company acquired ownership interests in the Agua Caliente and Utah utility-scale solar projects from NRG for total cash consideration of $131 million6, plus assumed non-recourse project debt of approximately $463 million7. Details of the projects include:

•
A 16% interest (approximately 31% of NRG's 51% interest) in the Agua Caliente solar farm representing ownership of approximately 46 net MW of capacity. Agua Caliente is located in Yuma County, AZ and sells power subject to a 25-year PPA with Pacific Gas and Electric, with 22 years remaining on that contract.

•
Interests in seven utility-scale solar farms located in Utah representing 265 net MW of capacity (based on a 50% interest in cash to be distributed). These assets achieved commercial operations in the fall of 2016 and sell power subject to 20-year PPAs with PacifiCorp, a subsidiary of Berkshire Hathaway.

The purchase price for the March 2017 Drop Down Assets was funded with cash on hand and is expected to increase CAFD on an annual basis by approximately $13.3 million8.

Drop Down Offer from NRG Energy

NRG Yield received an offer from NRG with respect to the remaining 25% interest in NRG Wind TE Holdco, an 814 net MW portfolio of twelve wind projects. The Company currently owns a 75% interest in the portfolio which it acquired in 2015. The acquisition is subject to negotiation and the approval by NRG Yield's independent directors.

Investment Partnerships with NRG Energy

During the first quarter of 2017, NRG Yield invested $3 million in the distributed solar investment partnerships, entirely in business renewables, with NRG. Following these contributions, NRG Yield has invested $173 million in the partnerships (including $16 million since the third quarter of 2016) and co-owns approximately 151 MW9 of distributed solar capacity with a weighted average contract life of approximately 20 years as of March 31, 2017.
4 In accordance with GAAP, 2016 results have been recast to include the March 2017 Drop Down Assets as if the combinations had been in effect from the beginning of the financial statement period
5 See Appendix A-4 for Three Months Ended March 31, 2017. Sources and Uses of Cash and Cash Equivalents detail
6 Includes $1 million of working capital payments made as of March 31, 2017
7 Approximately $328 million on balance sheet and $135 million pro-rata share of unconsolidated debt
8 CAFD average over the 5-year period from 2018-2022
9 Based on cash to be distributed; includes 14 MW of residential solar leases acquired outside of partnership

Quarterly Dividend Updates

On April 25, 2017, NRG Yield’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.27 per share ($1.08 per share annualized) payable on June 15, 2017, to stockholders of record as of June 1, 2017. This equates to a 3.8% increase over the prior quarter.

Seasonality

NRG Yield’s quarterly operating results are impacted by seasonal factors as well as variability in renewable energy resource. The majority of NRG Yield’s revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s core markets. The factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•	Higher summer capacity prices from conventional assets;

•	Higher solar insolation during the summer months;

•	Higher wind resources during the spring months;

•	Debt service payments which are made either quarterly or semi-annually; and

•	Timing of maintenance capital expenditures

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distribution on a quarterly basis.

Updating 2017 Financial Guidance

As a result of the acquisition of the March 2017 Drop Down Assets, NRG Yield is updating its full year 2017 financial guidance10. The Company is also incorporating the impact from additional investments made in the distributed generation partnerships with NRG since the third quarter of 2016, the revised estimate for the outage at El Segundo Energy Center and other year-to-date operational changes. The Company is excluding the financial impact of the Walnut Creek Unit 1 outage referenced above given the likely recovery of a substantial portion of the outage cost through insurance proceeds. Financial guidance continues to be based on median renewable energy production estimates.

($ millions)	Prior 2017 Full Year Guidance	Updated 2017 Full Year Guidance
Net Income	110	140
Adjusted EBITDA	865	920
Cash from Operating Activities	548	557
Cash Available for Distribution (CAFD)	255	255

NRG Yield is targeting dividend per share growth of 15% annually on each of its Class A and Class C common stock through 2018.

Earnings Conference Call

On May 2, 2017, NRG Yield will host a conference call at 9:15 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG Yield’s website at http://www.nrgyield.com and clicking on “Presentations & Webcasts.”

10 In accordance with GAAP, Adjusted EBITDA results include the full year impact of the March 2017 Drop Down Assets as if the combinations had been in effect from the beginning of the financial statement period, but CAFD includes April through December estimates only

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than two million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols NYLD and NYLD.A, respectively. Visit www.nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our Net Income, Adjusted EBITDA, Cash from Operating Activities, cash available for distribution, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms.

Although NRG Yield, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation, the condition of capital markets generally, our ability to access capital markets, cyber terrorism and inadequate cyber security, the ability to engage in successful mergers and acquisitions activity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully execute acquisitions, our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, our ability to maintain or create successful partnering relationships with NRG Energy and other third parties, our ability to close Drop Down transactions, and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and Cash Available for Distribution are estimates as of today’s date, May 2, 2017, and are based on assumptions believed to be reasonable as of this date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

# # #

Contacts:

Media:             Investors:

Marijke Shugrue        Kevin L. Cole, CFA
609.524.5262        609.524.4526

Lindsey Puchyr
609.524.4527

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(In millions, except per share amounts)	2017	2016
Operating Revenues
Total operating revenues	$218	$234
Operating Costs and Expenses
Cost of operations	84	85
Depreciation and amortization	75	74
General and administrative	4	3
Acquisition-related transaction and integration costs	1	—
Total operating costs and expenses	164	162
Operating Income	54	72
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	19	4
Other income, net	1	—
Interest expense	(76)	(74)
Total other expense, net	(56)	(70)
(Loss) Income Before Income Taxes	(2)	2
Income tax benefit	(1)	—
Net (Loss) Income	(1)	2
Less: Pre-acquisition net income of Drop Down Assets	12	—
Net (Loss) Income Excluding Pre-acquisition Net Income of Drop Down Assets	(13)	2
Less: Net loss attributable to noncontrolling interests	(10)	(3)
Net (Loss) Income Attributable to NRG Yield, Inc.	$(3)	$5
(Loss) Earnings Per Share Attributable to NRG Yield, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	63	63
(Loss) Earnings per Weighted Average Class A and Class C Common Share - Basic and Diluted	$(0.03)	$0.05
Dividends Per Class A Common Share	0.26	0.225
Dividends Per Class C Common Share	$0.26	$0.225

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three months ended March 31,
(In millions)	2017	2016
Net (Loss) Income	$(1)	$2
Other Comprehensive Income (Loss), net of tax
Unrealized gain (loss) on derivatives, net of income tax (expense) benefit of ($1) and $9	6	(41)
Other comprehensive income (loss)	6	(41)
Comprehensive Income (Loss)	5	(39)
Less: Pre-acquisition net income of Drop Down Assets	12	—
Less: Comprehensive loss attributable to noncontrolling interests	(7)	(27)
Comprehensive Loss Attributable to NRG Yield, Inc.	$—	$(12)

NRG YIELD, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except shares)	March 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$213	$322
Restricted cash	106	165
Accounts receivable — trade	82	92
Inventory	40	39
Derivative instruments	1	2
Notes receivable	15	16
Prepayments and other current assets	19	20
Total current assets	476	656
Property, plant and equipment, net	5,390	5,460
Other Assets
Equity investments in affiliates	1,154	1,152
Notes receivable	10	14
Intangible assets, net	1,268	1,286
Derivative instruments	2	1
Deferred income taxes	214	216
Other non-current assets	66	51
Total other assets	2,714	2,720
Total Assets	$8,580	$8,836
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$296	$291
Accounts payable — trade	26	23
Accounts payable — affiliate	50	40
Derivative instruments	28	32
Accrued expenses and other current liabilities	55	86
Total current liabilities	455	472
Other Liabilities
Long-term debt	5,662	5,696
Accounts payable — affiliate	6	9
Derivative instruments	40	44
Other non-current liabilities	79	76
Total non-current liabilities	5,787	5,825
Total Liabilities	6,242	6,297
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 183,277,581 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 63,213,831, Class D 42,738,750) at March 31, 2017 and 182,848,000 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 62,784,250, Class D 42,738,750) at December 31, 2016	1	1
Additional paid-in capital	1,859	1,879
Retained earnings	(5)	(2)
Accumulated other comprehensive loss	(25)	(28)
Noncontrolling interest	508	689
Total Stockholders' Equity	2,338	2,539
Total Liabilities and Stockholders' Equity	$8,580	$8,836

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
	2017	2016
	(In millions)
Cash Flows from Operating Activities
Net (loss) income	$(1)	$2
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(19)	(4)
Distributions from unconsolidated affiliates	13	7
Depreciation and amortization	75	74
Amortization of financing costs and debt discounts	5	5
Amortization of intangibles and out-of-market contracts	17	23
Changes in deferred income taxes	(1)	—
Changes in derivative instruments	(3)	3
Loss on disposal of asset components	3	—
Changes in prepaid and accrued liabilities for tolling agreements	(36)	(37)
Changes in other working capital	8	16
Net Cash Provided by Operating Activities	61	89
Cash Flows from Investing Activities
Acquisition of Drop Down Assets	(131)	—
Capital expenditures	(4)	(7)
Decrease in restricted cash	59	23
Cash receipts from notes receivable	4	4
Return of investment from unconsolidated affiliates	16	8
Investments in unconsolidated affiliates	(7)	(51)
Other	—	2
Net Cash Used in Investing Activities	(63)	(21)
Cash Flows from Financing Activities
Net contributions from noncontrolling interests	14	10
Net distributions and return of capital to NRG prior to the acquisition of Drop Down Assets	(38)	(11)
Proceeds from the issuance of common stock	7	—
Payments of dividends and distributions	(53)	(45)
Payments of debt issuance costs	(3)	—
Proceeds from the revolving credit facility	—	50
Payments for the revolving credit facility	—	(40)
Proceeds from the issuance of long-term debt	41	—
Payments for long-term debt	(75)	(67)
Net Cash Used in Financing Activities	(107)	(103)
Net Decrease in Cash and Cash Equivalents	(109)	(35)
Cash and Cash Equivalents at Beginning of Period	322	111
Cash and Cash Equivalents at End of Period	$213	$76

Appendix Table A-1: Three Months Ended March 31, 2017, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net (Loss)/Income	20	(2)	6	(25)	(1)
Plus:
Income Tax Benefit	—	—	—	(1)	(1)
Interest Expense, net	12	40	3	21	76
Depreciation and Amortization	24	46	5	—	75
ARO Expense	—	1	—	—	1
Contract Amortization	1	15	1	—	17
Acquisition-related transaction and integration costs	—	—	—	1	1
Other non-recurring charges	2	1	—	—	3
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	10	—	—	13
Adjusted EBITDA	62	111	15	(4)	184

Appendix Table A-2: Three Months Ended March 31, 2016, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income/(Loss)	28	(12)	8	(22)	2
Plus:
Interest Expense, net	11	42	2	19	74
Depreciation and Amortization	20	49	5	—	74
ARO Expense	—	1	—	—	1
Contract Amortization	7	15	1	—	23
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	20	—	—	24
Adjusted EBITDA	70	115	16	(3)	198

Appendix Table A-3: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended
($ in millions)	3/31/17	3/31/16
Adjusted EBITDA	184	198
Cash interest paid	(79)	(63)
Changes in prepaid and accrued liabilities for tolling agreements	(36)	(37)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(33)	(27)
Distributions from unconsolidated affiliates	13	7
All other changes in working capital	12	11
Cash from Operating Activities	61	89
All other changes in working capital	(12)	(11)
Return of investment from unconsolidated affiliates	16	8
Net contributions from non-controlling interest	9	5
Maintenance Capital expenditures	(4)	(6)
Principal amortization of indebtedness	(75)	(67)
Cash receipts from notes receivable[11]	4	4
Cash Available for Distribution (Recast)	(1)	22
Adjustment to reflect NYLD's CAFD pre drop down acquisition12,[13]	1	23
Cash Available for Distribution	—	45

Appendix Table A-4: Three Months Ended March 31, 2017, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in the first three months of 2017:

Three Months Ended
($ in millions)	3/31/17
Sources:
Net Cash Provided by Operating Activities	61
Proceeds from the issuance of long-term debt	41
Other net cash inflows	36
Return of investment from unconsolidated affiliates	16
Proceeds from the issuance of common stock	7

Uses:
Acquisition of Drop Down Assets	(131)
Payments for long-term debt	(75)
Payment of dividends to shareholders and distributions to NRG	(53)
Investments in unconsolidated affiliates	(7)
Capital expenditures	(4)

Change in cash and cash equivalents	(109)
Change in restricted cash	(59)
Change in total cash	(168)
11 Reimbursement of network upgrades
12, Adjustment to Q1 2017 to reflect debt service paid by the Utah solar assets prior to ownership by NRG Yield
13 Adjustment to Q1 2017 reflect the cash distribution from the CVSR project to NRG Yield while it was an unconsolidated equity investment in Q1 2016

Appendix Table A-5: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	Prior 2017 Full Year Guidance	Updated 2017 Full Year Guidance
Net Income	110	140
Income Tax Expense	20	25
Interest Expense, net	310	290
Depreciation, Amortization, and Accretion Expense	355	381
Other non-recurring charges	—	4
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	70	80
Adjusted EBITDA	865	920
Cash interest paid	(280)	(295)
Changes in prepaid and accrued liabilities for tolling agreements	(4)	(4)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(108)	(175)
Cash distributions from unconsolidated affiliates	75	111
Cash from Operating Activities	548	557
Net contributions from non-controlling interest	1	1
Maintenance capital expenditures	(27)	(29)
Principal amortization of indebtedness	(283)	(291)
Cash receipts from notes receivable[14]	16	16
Cash Available for Distribution (Recast)	255	254
Adjustment to reflect NYLD's CAFD pre drop down acquisition[15]	—	1
Cash Available for Distribution	255	255

Appendix Table A-6: Adjusted EBITDA and Cash Available for Distribution Drop Downs

($ in millions)	March 2017 Drop Down Assets - 5 Year Average from 2018-2022
Net Income	2.3
Interest Expense, net	16
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	34
Adjusted EBITDA	52.3
Cash interest paid	(16)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(52)
Cash distributions from unconsolidated affiliates	44
Cash from Operating Activities	28.3
Principal amortization of indebtedness	(15)
Estimated Cash Available for Distribution	13.3
14 Reimbursement of network upgrades
15 Adjustment to reflect debt service paid by the Utah solar assets prior to ownership by NRG Yield

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution (CAFD) is adjusted EBITDA plus cash distributions from unconsolidated affiliates, cash receipts from notes receivable, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, and changes in prepaid and accrued capacity payments. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, cash available for distribution is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to cash available for distribution is cash from operating activities.

However, cash available for distribution has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. Cash available for distribution is a non GAAP measure and should not be considered an alternative to cash from operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of cash available for distribution are not necessarily comparable to cash available for distribution as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash from operating activities.